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                      RESEARCH AND DEVELOPMENT CONTRACT:
           GIGABIT LINKS AND MULTIMEDIA INFORMATION DELIVERY SYSTEMS

This Research and Development Contract (the "AGREEMENT") is made this 1st day of July, 1998 (the "EFFECTIVE DATE") between Silicon Image, Inc., a California corporation with its principal place of business at 10131 Bubb Road, Cupertino, California 95014 ("SII") and the Inter-University Semiconductor Research Center of Seoul National University, located in Seoul, Korea ("ISRC"). (As used herein, "PARTY" or "PARTIES" will refer to SiI, ISRC, or both, as the case may be).

1.     OBJECTIVE.
       SiI requests ISRC to conduct research and development on "Gigabit Links and Multimedia Information Delivery Systems." The specific objectives of the research to be conducted are described in Exhibit A (the "PROJECT").

2. PERIOD OF THE RESEARCH. This Agreement will provide funding for research activities for a period of eighteen (18) months, through December 31, 1999.

3.     OBLIGATIONS BY ISRC.

       3.1. USE OF RESEARCH FUNDS. The research funds provided by SiI to ISRC may only be used to cover expenses directly or indirectly related to the Project. A complete accounting of the use of the research funds and expense reports with receipts for any equipment purchased must be provided in the final report, described below.

       3.2. PROJECT LEADER. ISRC will designate Professor Deog-Kyoon Jeong as the faculty member in charge of this project. Mr. Jeong will be the primary technical and university contact for SiI for all technical and administrative issues related to the Project for the Term of this Agreement ("PROJECT LEADER").

       3.3.   PROGRESS REPORTS AND SEMINARS
              3.3.1. Progress Reports.  Within thirty (30) days of the end of each calendar quarter, ISRC will submit to SiI the status and accomplishments of all research and development activities related to the Project ongoing during the quarter just ended. Within sixty (60) days after termination of this Agreement, ISRC will submit a final report to SiI detailing the overall project history, accomplishments, success and failures of the Project.

              3.3.2. Seminars.  At most twice yearly, the Project Leader will provide SiI with a technical seminar at SiI's headquarters in California, USA, covering the research projects undertaken as part of this Agreement, as well as other research areas of interest to both Parties. SiI will cover all travel expenses associated with the seminar for the Project Leader and up to three (3) students, as identified in Exhibit B, participating in the Project.


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       3.4.   PRODUCTIZATION COOPERATION. The Project Leader will support and help SiI in SiI's efforts to productize the results of the Project, if SiI chooses to do so. This includes traveling to SiI to providing technical assistance to SiI's development programs. SiI agrees to assume all travel expenses associated with such cooperation and assistance.

4.     OBLIGATIONS BY SII.
       4.1. PROJECT FUNDING. SiI will provide a total of $120,000 to ISRC to conduct the research and development associated with the Project. The funding will be paid as follows:
              - $20,000 within forty-five (45) days after the signing of this Agreement;
              -   $20,000 by October 1, 1998;
              -   $40,000 by February 1, 1999;
              -   $40,000 by July 1, 1999.

5. INTELLECTUAL PROPERTY OWNERSHIP. All right, title and interest in and to any and all designs, discoveries, inventions, products or product ideas, research results, measurement data, computer programs, test or other reports, patents and other intellectual property, and system, PCB or semiconductor prototypes (collectively "Design Materials") conceived or developed as part of the Project shall at all times be and remain with SiI.

6.     CONFIDENTIALITY
       6.1. DEFINITION. SiI and ISRC acknowledge that, in the course of performing their obligations hereunder, ISRC will obtain information and materials from SiI and knowledge about the business, products, programming techniques, experimental work, customers, clients and suppliers of SiI and that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the Designs and Materials, are and will be the trade secrets of SiI (collectively "CONFIDENTIAL INFORMATION"). Such Confidential Information includes without limitation any and all intermediate and final results and materials from the Project.

       6.2. OBLIGATION. ISRC agrees, for itself, its faculty (including the Project Leader), students and employees that it will (a) use the other SiI's Confidential Information only in connection with fulfilling its obligations under this Agreement; (b) hold SiI's Confidential Information in strict confidence and exercise due care with respect to its handling and protection, consistent with its own policies concerning protection of its own Confidential Information of like importance; (c) not disclose, divulge or publish SiI's Confidential Information except to such of its responsible faculty, employees and students who have a bona fide need to know to the extent necessary to fulfill ISRC's obligations under this Agreement; and (d) instruct all such persons not to disclose SiI's Confidential Information to any third parties, without the prior written permission of SiI.


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       6.3.   EXCEPTIONS.  The obligations set forth in Section 6.2 will not apply to SiI's Confidential Information which (i) is or becomes public knowledge without the fault or action of ISRC; (ii) is received by ISRC from a third party, without restriction as to use or disclosure; (iii) ISRC can document was independently developed by it; (iv) is required to be disclosed pursuant to law, provided ISRC uses reasonable efforts to give SiI reasonable notice of such required disclosure; or (v) is or becomes available ISRC on an unrestricted basis from SiI.

       6.4. NON-DISCLOSURE AGREEMENTS. ISRC represents that to the best of its knowledge, at the Effective Date, all ISRC faculty (including the Project Leader), employees and students with access to the SiI Confidential Information have executed ISRC non-disclosure agreements or are otherwise under written obligation of non-disclosure which, inter alia, require such persons to maintain the confidentiality of Confidential Information of third parties received by ISRC. ISRC agrees that during the Term of this Agreement, it shall use reasonable efforts to assure that all additional ISRC faculty, students and employees will execute ISRC non-disclosure agreements prior to have access to the SiI Confidential Information or working on the research covered by this Agreement.

7.     MODIFYING THE AGREEMENT.
       The scope, nature, duration and funding of Project may be modified at any time if agreed to in writing by both Parties.

8.     TERM AND TERMINATION.
       8.1.   TERM.  The Term of this Agreement is eighteen (18) months.

       8.2.   TERMINATION.

              8.2.1. Material Breach.  If either Party materially breaches any term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach, the other Party shall have the right to terminate this Agreement any time after the end of such thirty (30) day period.

       8.3.   EFFECTS OF TERMINATION.
              8.3.1. Return of Silicon Image Confidential Information. ISRC
                     shall return or destroy all copies of the Silicon Image Confidential Information of the SiI within thirty (30) days after the effective date of the termination. At the request of SiI, the Project Leader will certify in writing that ISRC has complied with this obligation.

              8.3.2. No Liability for Damages. Neither Party will be liable for damages of any kind as a result of exercising its right to terminate this Agreement according to its terms, and termination will not affect any other right or remedy at law or in equity of either Party.


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              8.3.3. Survival.  The rights and obligations of the parties under
                     Sections 5 (Intellectual Property Ownership) and 6 (Confidentiality), will survive the termination or expiration of this Agreement.

EXHIBITS
        Exhibit A - Research Project Proposal
        Exhibit B - Project Participants

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

SILICON IMAGE, INC.                      INTER-UNIVERSITY SEMICONDUCTOR
                                         RESEARCH CENTER OF
                                         SEOUL NATIONAL UNIVERSITY

By: /s/ Scott A. Macomber                /s/ Hyeong Joon Kim
    ---------------------                -------------------

Name: Scott A. Macomber                      Hyeong Joon Kim
      -------------------                -------------------

Title: President                                    Director
       ------------------                -------------------

Date:             7/15/98                            98.7.10
       ------------------                -------------------


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EXHIBIT A


                           RESEARCH PROJECT PROPOSAL

    The research project covered by this Agreement shall focus on the following areas:

       1. high-speed serial communications circuit and protocol technologies and semiconductor implementations of such technologies;

       2. implementation of the above technologies as semiconductor devices, including the migration of such technologies to multiple semiconductor processes and the testing of all devices;

       3. applications of the above technologies as the physical layer of a gigabit link and network interface;

       4. applications of the above technologies as LCD flat-panel and CRT interfaces;

       5.     multimedia applications of the above serial technologies.


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EXHIBIT B


                             PROJECT PARTICIPANTS

       1.     Project Leader:

                      Deog-Kyoon Jeong, Associate Professor, Seoul National University

       2.     Researchers:
                      i)   Sungjoon Kim, Ph.D. Candidate, Seoul National
                           University
                      ii)  Yongsam Moon, Ph.D. Candidate, Seoul National
                           University
                      iii) Yeshik Shin, Ph.D. Candidate, Seoul National
                           University


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